         As filed with the Securities and Exchange Commission on August 10, 1998

                                                    Registration No. 33-13389-02

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                  ON FORM S-8
                                  TO FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                           TRANSAMERICA CORPORATION
              (Exact name of issuer as specified in its charter)

                   DELAWARE                              94-0932740
          (State or jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

            600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111
                   (Address of Principal Executive Offices)

              FAIRMONT INSURANCE COMPANY 1980 STOCK OPTION PLAN,
          FAIRMONT FINANCIAL, INC. EMPLOYEE STOCK OPTION PLAN (1983),
                                      and
FAIRMONT FINANCIAL, INC. EMPLOYEE PERFORMANCE INCENTIVE STOCK OPTION PLAN (1985)
                           (Full Title of the Plans)

                           Shirley H. Buccieri, Esq.
             Senior Vice President, General Counsel and Secretary
                           Transamerica Corporation
            600 Montgomery Street, San Francisco, California 94111
                    (Name and address of agent for service)

          Telephone number, including area code of agent for service:
                                (415) 983-4000

                                  Copies to:
                             John E. Aguirre, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                              400 Sansome Street
                        San Francisco, California 94111

                           DEREGISTRATION OF SHARES

The Registrant's Fairmont Insurance Company 1980 Stock Option Plan, Fairmont Financial, Inc. Employee Stock Option Plan (1983) and Fairmont Financial, Inc. Employee Performance Incentive Stock Option Plan (1985) (collectively, the "Plans") have terminated. Accordingly, no further option grants will be made under the Plans. This Post-Effective Amendment No. 2 on Form S-8 to the Registrant's Registration Statement on Form S-4 (Commission File No. 33-13389-
02) is filed to deregister all shares previously registered via Post-Effective Amendment No. 1 on Form S-8 to such Form S-4 that remain unsold.

                                   Signature

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 6th day of August, 1998.

TRANSAMERICA CORPORATION
     (Registrant)


/s/ Burton E. Broome
----------------------
Burton E. Broome
Vice President and Controller